Exhibit 10.2

[Employee, Director and Consultant Form]

CTI BIOPHARMA CORP.

2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Award Agreement”) is dated as of [___________, 20__] (the “Grant Date”) by and between CTI BioPharma Corp., a Washington corporation (the “Corporation”), and [______________] (the “Participant”).

W I T N E S S E T H

WHEREAS, pursuant to and under the CTI BioPharma Corp. 2015 Equity Incentive Plan (the “Plan”), the Corporation desires to grant to the Participant, effective as of the date hereof, a restricted stock award (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.   Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.   Grant.  According to and subject to the terms and conditions of this Award Agreement and the Plan, the Corporation hereby grants to the Participant an Award with respect to an aggregate of [______________] restricted shares of Common Stock of the Corporation (the “Restricted Shares”).  A copy of the Plan is publicly available and has been filed with the Securities and Exchange Commission and will be furnished to the Participant upon the Participant’s request.

3.   Vesting; Forfeiture.

(a)    Vesting.  Subject to the Sections 3(c) and (d) below, the Award shall vest and become nonforfeitable with respect to [________] percent of the total number of Restricted Shares subject to the Award (subject to adjustment under Section 7.1 of the Plan) on each of [______________]; provided, however, if the Participant is a member of the Board (a “Director”) and a Change in Control occurs, any Restricted Shares that are outstanding and unvested immediately prior to the Change in Control shall accelerate and become vested upon (or, to the extent necessary to give effect to the acceleration, immediately prior to) the Change in Control.

(b)    Change in Control.  For purposes of this Award Agreement, a “Change in Control” shall be deemed to have occurred as of the first day, after the date of grant of the particular award, that any one or more of the following conditions shall have been satisfied:

(i)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections 3(b)(iii)(1), (2) and (3) below;

(ii)

Individuals who, as of the Grant Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Grant Date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)

Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business

Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership of 50% or more existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)

Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control under clause (iii) above.

(c)    Termination of Service.  Notwithstanding any other provision herein, upon the date on which the Participant has a Termination of Service (regardless of the reason for such Termination of Service, whether with or without cause, voluntarily or involuntarily, or due to death or disability) (the “Termination Date”), the Participant’s Restricted Shares (and related Restricted Property as defined in Section 8 hereof), to the extent such shares of Common Stock have not become vested pursuant to Section 3(a) above, as of the Termination Date, shall be forfeited to the Corporation as provided in Section 3(d) below, upon the Termination Date; provided, however, that if the Participant is a U.S. employee and is entitled to any accelerated vesting of the Restricted Shares in connection with such Termination of Service pursuant to the express provisions of any employment agreement, service agreement, severance agreement or similar agreement between the Participant and the Corporation or any of its Subsidiaries then in effect (a “Service Agreement”), such accelerated vesting provisions shall apply.

For purposes of this Award Agreement, “Termination of Service” means (a) in the case of an employee, a cessation of the employee-employer relationship between the employee and the Corporation or one of its Subsidiaries for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous reemployment by the Corporation or one of its Subsidiaries; (b) in the case of a consultant, a cessation of the service relationship between the consultant and the Corporation or one of its Subsidiaries for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Corporation or one of its Subsidiaries; and (c) in the case of a Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, disability or non-reelection to the Board.  The determination of whether a Termination of Service has occurred shall be made by the Administrator, in its sole discretion, in accordance with the terms of the Plan including, without limitation, Section 6 of the Plan.

Unless otherwise expressly provided by the Corporation, in the event that: (1) the Participant is, on the Grant Date, both an employee of the Corporation or one of its Subsidiaries and a Director, the determination of whether a Termination of Service has occurred with respect to the Participant shall be determined by reference to the date on which the Participant is no longer an employee of the Corporation or one of its Subsidiaries; and (2) in the event the Participant is, on the Grant Date, not an employee of the Corporation or one of its Subsidiaries and is both a Director and a consultant, the determination of whether a Termination of Service has occurred with respect to the Participant shall be determined by reference to the date on which the Participant is no longer a Director.

(d)    Forfeiture Procedures. Upon the occurrence of any forfeiture of Restricted Shares pursuant to Section 3(c) above, such unvested, forfeited Restricted Shares and related Restricted Property shall be automatically transferred to the Corporation as of the applicable forfeiture date without any other action by the Participant (or the Participant’s beneficiary or personal representative in the event of the Participant’s death or disability, as applicable).  No consideration shall be paid by the Corporation with respect to such transfer.  The Corporation may exercise its powers under Section 7(d) hereof and take any other action necessary or advisable to evidence such transfer.  The Participant (or the Participant’s beneficiary or personal representative in the event of the Participant’s death or disability, as applicable) shall deliver any additional documents of transfer that the Corporation may request to confirm the transfer of such unvested, forfeited Restricted Shares and related Restricted Property to the Corporation.

4.   Continuance of Employment/Service Required; No Employment/Service Commitment.  The Participant must remain employed by, or continue to provide services to, the Corporation or any Subsidiary through each applicable vesting date in order to vest in the Restricted Shares.  Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a Termination of Service as provided in Section 3 above or under the Plan.

The Restricted Shares and the Participant’s participation in the Plan shall not create a right to continued employment or service with the Corporation or any Subsidiary nor shall it create a right to employment or be interpreted as forming an employment or services contract with the Corporation or any Subsidiary and shall not interfere with the ability of the Corporation or any Subsidiary, as applicable, to terminate the Participant’s employment or service relationship (if any) or affect the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation.  Nothing in this Award Agreement, however, is intended to adversely affect any contractual right(s) of the Participant, independent of the Award and this Award Agreement, between the Participant and Corporation or any Subsidiary without his or her consent thereto.

5.   Dividend and Voting Rights.  After the Grant Date, the Participant shall be entitled to cash dividends and voting rights with respect to the Restricted Shares; provided, however, that such rights shall terminate immediately as to any Restricted Shares that are forfeited pursuant to Section 3 above; and provided, further, that the Participant agrees that promptly following any such forfeiture of Restricted Shares, the Participant will make a cash payment to the Corporation equal to the amount of any cash dividends received by the Participant in respect of any such unvested, forfeited Restricted Shares.  To the extent the Restricted Shares are forfeited after the record date and before the payment date for a particular dividend, the Participant shall, promptly after the dividend is paid, make a cash payment to the Corporation equal to the amount of any such cash dividend received by the Participant in respect of such forfeited Restricted Shares.

6.   Restrictions on Transfer.  Prior to the time that they have become vested pursuant to Section 3 hereof, neither the Restricted Shares, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 8 hereof) shall be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge, either voluntarily or involuntarily.  The transfer restrictions of this Section 6 shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

7.   Stock Certificates.  The Corporation shall issue the Restricted Shares subject to the Award either: (a) in book entry form; or (b) in certificate form, as follows:

(a)    Book Entry Form.  Registered in the name of the Participant with notations regarding the applicable restrictions on transfer imposed under this Award Agreement.

(b)    Certificates to be Held by Corporation; Legend.  Any certificates representing the Restricted Shares that may be delivered to the Participant by the Corporation prior to vesting shall be redelivered to the Corporation to be held by the Corporation until the restrictions on such Restricted Shares lapse and the Restricted Shares vest or the Restricted Shares represented thereby have been forfeited hereunder.  Such certificates shall bear the following legend and any other legends the Corporation may determine to be necessary or advisable to comply with all applicable laws, rules, and regulations:

“The ownership of this certificate and the shares of common stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and CTI BioPharma Corp.  A copy of such Agreement is on file in the office of the Secretary of CTI BioPharma Corp.”

(c)    Delivery of Certificates Upon Vesting.  Promptly after the vesting of any shares of Restricted Shares pursuant to Section 3 hereof and the satisfaction of any and all related Tax-Related Items pursuant to Section 9, the Corporation shall, as applicable, either remove the notations on any Restricted Shares issued in book entry form which have vested or deliver to the Participant a certificate or certificates without any vesting restriction legend(s) evidencing the number of Restricted Shares which have vested (or, in either case, such lesser number of Restricted Shares as may result after giving effect to Section 9).  The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant’s death or disability, as the case may be) shall deliver to the Corporation any representations or other documents or assurances as the Corporation or its counsel may determine to be necessary or advisable in order to ensure compliance with all applicable laws, rules, and regulations with respect to the grant of the Award and the delivery of shares of Common Stock (“Shares”) in respect thereof.  The Shares so delivered shall no longer be Restricted Shares.

(d)    Stock Power; Power of Attorney.  Concurrently with the execution and delivery of this Award Agreement, the Participant shall deliver to the Corporation an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to the Restricted Shares.  The Corporation shall not deliver any share certificates, or the electronic equivalent, in accordance with this Award Agreement unless and until the Corporation shall have received such stock power executed by the Participant.  The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Award Agreement, the Corporation and each of its authorized representatives as the Participant’s attorney(s)‑in‑fact to effect any transfer of unvested forfeited Shares (or shares otherwise reacquired by the Corporation hereunder) to the Corporation as may be required pursuant to the Plan or this Award Agreement and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with any such transfer.

8.   Adjustments upon Specified Events.  Upon the occurrence of certain events relating to the Corporation’s common stock contemplated by Section 7.1 of the Plan, the Administrator shall make adjustments in accordance with such section in the number and kind of securities that may become vested under the Award.  If any adjustment is made under Section 7.1 of the Plan and the Restricted Shares are not fully vested upon such event or prior thereto, the restrictions applicable to such Restricted Shares shall continue in effect with respect to any consideration, property or other securities (the “Restricted Property” and, for the purposes of this Award Agreement, “Restricted Shares” shall include “Restricted Property”, unless the context otherwise requires) received in respect of such Restricted Shares.  Such Restricted Property shall vest at such times and in such proportion as the Restricted Shares to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such Restricted Shares had remained outstanding.  To the extent that the Restricted Property includes any cash (other than regular cash dividends), such cash shall be invested, pursuant to policies established by the Administrator, in interest bearing, Federal Deposit Insurance Corporation insured (subject to applicable insurance limits) deposits of a depository institution selected by the Administrator, the earnings on which shall be added to and become a part of the Restricted Property.

9.   Tax Withholding.  The Participant acknowledges that, regardless of any action taken by the Corporation or, if different, the Subsidiary employing or retaining the Participant, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Corporation or the Subsidiary employing or retaining the Participant.  The Participant further acknowledges that the Corporation and/or the Subsidiary employing or retaining the Participant (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Shares, including, but not limited to, the grant, vesting or release of the Restricted Shares, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Shares to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result except as otherwise provided in the Award Agreement or any other agreement with the Participant.  Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Corporation and/or the Subsidiary employing or retaining the Participant (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Corporation and/or the Subsidiary employing or retaining the Participant to satisfy all Tax-Related Items.  In this regard, the Participant authorizes the Corporation and/or the Subsidiary employing or retaining the Participant, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)    withholding from the Participant’s wages or other cash compensation payable to the Participant by the Corporation and/or the Subsidiary employing or retaining the Participant; or

(b)    withholding from proceeds of the sale of Shares released upon vesting of the Restricted Shares either through:

•

a voluntary sale by the Participant by providing irrevocable instructions to the broker designated by the Participant to remit funds required to satisfy all or a portion of the Tax-Related Items to the Corporation and/or the Subsidiary employing or retaining the Participant; or

•	through a mandatory sale arranged by the Corporation on the Participant’s behalf pursuant to this authorization (without further consent); or

(c)    withholding of Shares to be issued upon settlement of the Restricted Shares if permitted by the Corporation, in its sole discretion. The withholding of Shares shall be subject to such rules and procedures as the Administrator may impose, and shall not be available if the Participant makes or has made an election pursuant to Section 83(b) of the Code with respect to such Award.

Depending on the withholding method, the Corporation and/or the Subsidiary employing or retaining the Participant may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the common stock equivalent.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, in no event will Shares be withheld in excess of the applicable minimum statutory withholding rate.  Further, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the Restricted Shares, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, the Participant agrees to pay to the Corporation or the Subsidiary employing or retaining the Participant, including through a payment in cash or check, any amount of Tax-Related Items that the Corporation or the Subsidiary employing or retaining the Participant may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Corporation may refuse to deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

10.   Nature of Grant.  In accepting the Award of the Restricted Shares, the Participant acknowledges, understands and agrees that:

(a)    the Plan is established voluntarily by the Corporation, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Corporation at any time, to the extent permitted by the Plan;

(b)    the Award of the Restricted Shares is voluntary and occasional and does not create any contractual or other right to receive future Awards, or benefits in lieu of Awards, even if Awards have been granted in the past;

(c)    all decisions with respect to future awards or other grants, if any, will be at the sole discretion of the Corporation;

(d)    the Participant is voluntarily participating in the Plan;

(e)    the Restricted Shares and the Shares subject to the Restricted Shares are not intended to replace any pension rights or compensation;

(f)    the Restricted Shares and the Shares subject to the Restricted Shares, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(g)    the future value of the Shares is unknown, indeterminable and cannot be predicted with certainty;

(h)    unless otherwise provided in the Plan or by the Corporation in its sole discretion, the Restricted Shares and the benefits evidenced by this Award Agreement do not create any entitlement to have the Restricted Shares or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Corporation’s Shares; and

(i)    the Participant acknowledges and agrees that neither the Corporation nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Restricted Shares or of any amounts due to the Participant pursuant to the vesting of the Restricted Shares or subsequent sale of Shares acquired under the Plan.

11.   No Advice Regarding Grant.  The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Restricted Shares (including, without limitation, to determine the federal, foreign, state, local, estate and/or gift tax consequences with respect to the Award) or to his or her participation in the Plan.  Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the Award or the Participant’s participation in the Plan.

12.   Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data by and among, as applicable, the Corporation, the Participant’s employer and any Subsidiaries ("Data") for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Corporation, the Participant’s employer or any Subsidiary retaining the Participant may hold certain personal information about Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Common Stock or directorships held in the Corporation, details of all Restricted Shares or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan.  The Participant understands that Data may be transferred to E*Trade Financial Services, Inc. or any other possible recipients which may be assisting the Corporation (presently or in the future) with the implementation, administration and management of the Plan.  The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country.  The Participant understands that, if he or she resides outside the United States, the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s employer’s human resources representative or the Subsidiary retaining the Participant.  The Participant authorizes the Corporation, E*Trade Financial Services, Inc. and any other possible recipients which may assist the Corporation (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan.  The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant understands that, if he or she resides outside the United States, the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s employer’s human resources representative or the Subsidiary retaining the Participant.  Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis.  If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment status or service and career with the Participant’s employer or the Subsidiary retaining the Participant will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Corporation may not be able to grant Restricted Shares to the Participant or administer or maintain such Restricted Shares. Therefore, Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s employer’s human resources representative or the Subsidiary retaining the Participant.

13.   Insider Trading Restrictions/Market Abuse Laws.  The Participant acknowledges that the Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and the Participant’s country of residence (if different), which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., Restricted Shares) under the Plan during such times as the Participant is considered to have “inside information” regarding the Corporation (as defined by the laws in the applicable jurisdictions, including the United States and the Participant’s country of residence).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Corporation insider trading policy.  The Participant is responsible for ensuring compliance with any applicable restrictions and is advised to consult his or her personal legal advisor on this matter.

14.   Notices.  Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s address last reflected on the Corporation’s payroll records or at such other address as either party may hereafter designate in writing to the other.  Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government or any equivalent non-United States postal office.  Any such notice shall be given only when received, but if the Participant is no longer employed by or providing services to the Corporation or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 14.

15.   Plan.  The Award and all rights of the Participant under this Award Agreement are subject to the terms and conditions of the Plan, incorporated herein by reference.  The Participant agrees to be bound by the terms of the Plan and this Award Agreement.  The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement.  Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the Plan after the date hereof.

16.   Entire Agreement.  This Award Agreement and the Plan (and, if the Participant is a U.S. employee, any Service Agreement as to any accelerated vesting right as contemplated by Section 3(c), but only as to such an accelerated vesting right)  constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  In the event of any conflict between this Award Agreement, the Plan and Service Agreement (if any) in effect, the terms of the Plan shall control.

The Plan may be amended, suspended or terminated pursuant to Section 8.6 of the Plan.  This Award Agreement may be amended by the Administrator from time to time, provided that any such amendment must be in writing and signed by the Corporation.  Except as otherwise provided in the Plan, any such amendment that materially and adversely affects the Participant’s rights under this Award Agreement requires the consent of the Participant in order to be effective with respect to the Restricted Shares, provided that such consent shall not be required if the Administrator determines, in its sole and absolute discretion, that the amendment is required or advisable in order for the Corporation, the Plan or this Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

17.   Counterparts.  This Award Agreement may be executed simultaneously in any number of counterparts, including through electronic transmission, each of which counterparts shall be deemed an original but all of which together shall constitute one and the same instrument.

18.   Section Headings.  The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

19.   Governing Law; Venue.  This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington without regard to conflict of law principles thereunder.  For purposes of litigating any dispute that arises under this grant or the Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Washington, and agree that such litigation shall be conducted in the courts of King County, Washington, or the federal courts for the United States for the Western District of Washington, where this grant is made and/or to be performed.

20.   Clawback Policy.  The Restricted Shares are subject to the terms of any recoupment, clawback or similar policies of the Corporation as may be in effect from time to time, as well as any similar provisions of applicable law (in each case, without regard to whether any such policy or applicable law was implemented or promulgated, as applicable, after the date the Restricted Shares were granted), any of which could in certain circumstances require repayment or forfeiture of the Restricted Shares or other cash or property received with respect to the Restricted Shares (including any value received from a disposition of the Shares).

21.   Electronic Delivery and Acceptance.  The Corporation may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or a third party designated by the Corporation.

22.   Severability.  The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

23.   Imposition of Other Requirements.  Subject to Section 16 of this Award Agreement, the Corporation reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Shares and on any Shares acquired under the Plan, to the extent the Corporation determines it is necessary or advisable for legal or administrative reasons and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24.   Effect of this Agreement.  Subject to the Corporation’s right to terminate the Restricted Shares pursuant to Section 8.6 of the Plan, this Award Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

***

CTI BIOPHARMA CORP.,
a Washington corporation

By:

[Name], [Title]

PARTICIPANT

Signature

Print Name

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Award Agreement between CTI BioPharma Corp., a Washington corporation (the “Corporation”), and the individual named below (the “Individual”) dated as of _____________, 20__, the Individual hereby sells, assigns and transfers to the Corporation, an aggregate ________ shares of Common Stock of the Corporation, standing in the Individual’s name on the books of the Corporation and represented by book entry or stock certificate number(s) _____________________________________________ to which this instrument is attached, and hereby irrevocably constitutes and appoints _________________ ____________________________________ as his or her attorney in fact and agent to transfer such shares on the books of the Corporation, with full power of substitution in the premises.

Dated: _____________, ________

Signature

Print Name

(Instruction: Please do not fill in any blanks other than the signature line.  The purpose of the assignment is to enable the Corporation to exercise its sale/purchase option set forth in the Restricted Stock Award Agreement without requiring additional signatures on the part of the Individual.